SEI INVESTMENTS COMPANY
                                                CODE OF ETHICS AND
                                              INSIDER TRADING POLICY

April, 2000

                                              SEI INVESTMENTS COMPANY
                                     CODE OF ETHICS AND INSIDER TRADING POLICY
                                                 TABLE OF CONTENTS

I.       GENERAL POLICY

II.      CODE OF ETHICS

A.       PURPOSE OF CODE
B.       EMPLOYEE/ASSOCIATE PERSONS CATEGORIES
C.       GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS
D.       PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
E.       REPORTING REQUIREMENTS
F.       DETECTION AND REPORTING OF CODE VIOLATIONS
G.       VIOLATIONS OF THE CODE OF ETHICS
H.       CONFIDENTIAL TREATMENT
I.       DEFINITIONS APPLICABLE TO THE CODE OF ETHICS
J.       RECORDKEEPING

III.     INSIDER TRADING POLICY

A.       WHAT IS "MATERIAL" INFORMATION?
B.       WHAT IS "NONPUBLIC INFORMATION"?
C.       WHO IS AN INSIDER?
D.       WHAT IS MISAPPROPRIATION?
E.       WHAT IS TIPPING?
F.       IDENTIFYING INSIDE INFORMATION?
G.       TRADING IN SEI INVESTMENTS COMPANY SECURITIES
H.       VIOLATIONS OF THE INSIDER TRADING POLICY

I.  GENERAL POLICY

SEI Investments Company, through various subsidiaries (jointly "SEI"), is an investment adviser, administrator, distributor, and/or trustee of investment companies, collective investment trusts, investment partnerships, and asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SEI is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics and Insider Trading Policy (jointly "Policy") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions of all SEI employees.

SEI has a highly ethical business culture and expects that all employees will conduct any personal securities transactions consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an employee invests for his or her own account, conflicts of interest may arise between a client's and the employee's interest. Such conflicts may include using an employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for an employee's own portfolio, or frontrunning, which occurs when an employee trades in his or her personal account before making client transactions. As a fiduciary, SEI owes a duty of loyalty to clients which requires that an employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SEI employees must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Policy, employees and other persons associated with SEI will be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined in Section B of this Policy. Therefore, it is important that every person pay special attention to the categories set forth in that section to determine what provisions of this Policy applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Some employees and other persons associated with SEI outside the United States are subject to this Policy and the applicable laws of the jurisdictions in which they are located. These laws may differ substantially from U.S. law and may subject employees to additional requirements. To the extent any particular portion of the Policy is inconsistent with foreign law not included herein or within the firm's Compliance Manual, employees should consult their designated Compliance Officer or the Compliance Department at SEI's Oaks facility.

EACH EMPLOYEE SUBJECT TO THIS POLICY MUST READ AND RETAIN A COPY AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS POLICY MAY
RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGEMENT OF PROFITS, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.

Any questions regarding SEI's policy or procedures should be referred to the Compliance Department, which currently includes Courtney Collier (X1839) and Cyndi Parrish (x2807).

II. CODE OF ETHICS

A.       PURPOSE OF CODE

This Code of Ethics ("Code") was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended. Those provisions of the U.S. securities laws were adopted to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Employees (including contract employees) and other persons associated with SEI will be subject to various pre-clearance and reporting requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories listed below.

B.       EMPLOYEES/ASSOCIATE PERSONS CATEGORIES

1.    ACCESS PERSON:
      (a) any director, officer or general partner of SEI INVESTMENTS DISTRIBUTION CO. ("SIDC") who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchases or sales of securities by an Investment Vehicle for which SIDC acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Investment Vehicles regarding the purchase or sale of securities;
      (b) any director, officer,  general  partner or  employee  of SEI
      INVESTMENTS MUTUAL FUND SERVICES who, in connection with his or her regular functions or duties, participates in the selection of an
      Investment   Vehicle's  portfolio   securities,   or  who  has  access  to
      information regarding an Investment Vehicles' purchases or sales of portfolio securities; (c) any natural person in a "control" relationship to an Investment Vehicle or SEI Investments Management Company ("SIMC") who obtains information concerning recommendations made to an Investment Vehicle with regard to the purchase or sale of securities by the Investment Vehicle.

2. INVESTMENT PERSON - any director, officer or employee of the Asset Management Group who (1) directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SEI acts as investment adviser, (2) executes or helps execute portfolio transactions for any such Investment Vehicle, or (3) obtains or is able to obtain information regarding the purchase or sale of an Investment Vehicle's portfolio securities.

3. FUND OFFICERS - any director, officer or employee of SEI who acts as a director or officer of any U.S. registered investment company to which SEI acts as an administrator or sub-administrator, or principal underwriter.

4. PORTFOLIO PERSONS - any director, officer or employee entrusted with direct responsibility and authority to make investment decisions affecting one or more client portfolios.

5. REGISTERED REPRESENTATIVE - any director, officer or employee who is registered with the National Association of Securities Dealers as a registered representative (Series 6, 7 or 63), a registered principal (Series 24 or 26) or an investment representative (Series 65), regardless of job title or responsibilities.

6. ASSOCIATE - any director, officer or employee of SEI who does not fall within the above listed categories.

C.  GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS

1.  PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

ALL SEI EMPLOYEES AND ASSOCIATED PERSONS MAY NOT, directly or indirectly, in connection with the purchase or sale, of a Security held or to be acquired by an Investment Vehicle for which SEI acts as an investment adviser, administrator or distributor:

           a. employ any device, scheme or artifice to defraud the Investment Vehicle;
           b. make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
           c. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or
           d. engage in any manipulative practice with respect to the Investment Vehicle.

2.  PERSONAL SECURITIES RESTRICTIONS

A.         ACCESS PERSONS:

        [Bullet] may not purchase or sell, directly or indirectly, any Security within 24 HOURS before or after the time that the same (or a related) Security is being purchased or sold by any Investment Vehicle for which SEI acts as advisor, distributor and/or administrator.

        [Bullet] may  not  acquire  Securities  as  part  of an  Initial  Public
                 Offering("IPO") without obtaining the written approval of the designated Compliance

                 Officer at Mutual Fund Services before directly or indirectly acquiring a beneficial ownership in such securities.

        [Bullet] may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the designated Compliance Officer at Mutual Fund Services.

        [Bullet] may  not  receive  any  gift  of more  than  de  minimus  value
                 (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

B.         INVESTMENT PERSONS:

        [Bullet] may not purchase or sell, directly or indirectly, any Security within 24 HOURS before or after the time that the same (or a related) Security is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-advisers acts as investment adviser or sub-adviser to the Investment Vehicle.

        [Bullet] may not profit from the purchase and sale or sale and purchase of a Security within 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities.

        [Bullet] may  not  acquire  Securities  as  part  of an  Initial  Public
                 Offering without obtaining the written approval of the Compliance Department before directly or indirectly acquiring a beneficial ownership in such securities.

        [Bullet] may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the Compliance Department.

        [Bullet] may  not  receive  any  gift  of more  than  de  minimus value
                 (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

        [Bullet] may not serve on the board of directors of any publicly traded company.

C.         PORTFOLIO PERSONS:

        [Bullet] may not purchase or sell, directly or indirectly, any Security within 7 DAYS before or after a client portfolio has executed a trade in that same (or an equivalent) Security, unless the order is withdrawn.

        [Bullet] may not acquire Securities as part of an Initial Public
                 Offering without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

        [Bullet] may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the Compliance Department.

        [Bullet] may not profit from the purchase and sale or sale and purchase of a Security within 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities.

        [Bullet] may  not  receive  any  gift  of more  than  de  minimus  value
                 (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

        [Bullet] may not serve on the board of directors of any publicly traded company.

D.              REGISTERED REPRESENTATIVES:

        [Bullet] may not acquire Securities as part of an Initial Public
                 Offering.

D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

1.       ACCESS, INVESTMENT AND PORTFOLIO PERSONS:

     [Bullet] must pre-clear each proposed securities transaction with the Compliance Department or the designated Compliance Officer for Accounts held in their names or in the names of others in which they hold a Beneficial Ownership interest. No transaction in Securities may be effected without the prior written approval of the Compliance Department or the designated Compliance Officer, except as set forth below in Section D.4 which sets forth the securities transactions that do not require pre-clearance.

     [Bullet] the Compliance Department or the designated Compliance Officer will keep a record of the approvals, and the rationale supporting, investments in IPO and private placement transactions.

2. REGISTERED REPRESENTATIVES/ASSOCIATES:

     [Bullet] must pre-clear  transactions  with the   Compliance  Department or
              designated Compliance Officer ONLY IF the Registered Representative or Associate knew or should have known at the time of the transaction that, during the 24 HOUR period immediately preceding or following the transaction, the Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.

3. TRANSACTIONS THAT DO NOT HAVE TO BE PRE-CLEARED:

     [Bullet] Purchases or sales over which the employee pre-clearing the transaction ( the "Pre-clearing Person") has no direct or indirect influence or control;

     [Bullet] Purchases, sales or other acquisitions of Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise of puts or calls written by the Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;

     [Bullet] Purchases which are part of an automatic dividend reinvestment plan or automatic employee stock purchase plans;

     [Bullet] Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer;

     [Bullet] Acquisitions of Securities through gifts or bequests;  and

     [Bullet] Transactions in OPEN-END mutual funds.

4. PRE-CLEARANCE PROCEDURES:

     [Bullet] All requests for pre-clearance of securities  transactions must be submitted to the Compliance Department or the designated Compliance Officer by completing a Pre-clearance Request Form (attached as EXHIBIT 1). SEI Employees located in the U.S. with access to the I drive may also complete an electronic version of the form located at I:\register\preform.doc.

     [Bullet] The following  information  MUST be provided on the Form:

                      a. Name, date, extension, title;

                      b. Transaction detail, i.e., whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is held in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and

                      c.  Signature  and  date;  if  electronically   submitted,
                      initial and date.

    [Bullet] The Compliance Department or the designated Compliance Officer will notify the employee whether the request is approved or denied by telephone or email, and by sending a copy of the signed form to the employee. An employee is not officially notified that the transaction has been pre-cleared until he or she receives a copy of the signed form. Employees should retain copies of the signed form.

    [Bullet] Employees may not submit a Pre-clearance Request Form for a transaction that he or she does not intend to execute.

    [Bullet] Pre-clearance authorization is valid for 3 BUSINESS DAYS ONLY. Transactions, which are not completed within this period, must be resubmitted with an explanation why the previous pre-cleared transaction was not completed.

    [Bullet] Investment persons must submit to the Compliance Department or the designated Compliance Officer transaction reports showing the transactions in all the Investment Vehicles for which SEI or a sub-adviser serves as an investment adviser for the 24 hour period before and after the date on which their securities transactions were effected. Transaction reports need only be submitted for the portfolios that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by the Investment Person. For example, if the Investment Person seeks to obtain approval for a proposed equity trade, only the transaction reports for the portfolios effecting transactions in equity securities are required.

    [Bullet] The Compliance Department or the designated Compliance Officer will maintain pre-clearance records for 5 years.

E.  REPORTING REQUIREMENTS

1.    DUPLICATE BROKERAGE STATEMENTS [ALL EMPLOYEES]

    [Bullet] All SEI Employees are required to instruct their brokers/dealers to file duplicate brokerage statements with the Compliance Department at SEI Oaks. Employees in SEI's global offices are required to have their duplicate statements sent to the offices in which they are located. Statements must be filed for all Accounts (including those in which employees have a Beneficial Ownership interest), except those that trade exclusively in open-end mutual funds, government securities, or SEI stock through the employee stock/stock option plan. Failure of a broker-dealer to send duplicate statements will not excuse an Employee's violation of this Section, unless the Employee demonstrates that he or she took every reasonable step to monitor the broker's or dealer's compliance.

    [Bullet] Sample letters instructing the brokers/dealers to send the statements to SEI are attached as EXHIBIT 2, and may be found at I:\register\407pers.doc and I:\register\permltr.doc. If the broker or dealer requires a letter authorizing a SEI employee to open an account, the permission letter may used and may be found at I:\register\permltr.doc. Please complete the necessary information in the letter and forward a signature ready copy to the Compliance Department (Courtney Collier or Cyndi Parrish).

    [Bullet] If no such duplicate statement can be supplied, the Employee should contact the Compliance Department or the designated Compliance Officer.

2. INITIAL HOLDINGS REPORT [ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS]

    [Bullet] Access, Investment and Portfolio Persons and Fund Officers, must submit an Initial Holdings Report to the Compliance Department or designated Compliance Officer disclosing EVERY security beneficially owned directly or indirectly by such person within 10 days of becoming an Access, Investment or Portfolio Person or Fund Officer. Initial Holding Reports that are not returned by the date they are due WILL be considered late and will be reported as violations of the Code of Ethics. Any person who repeatedly returns the reports late (5 late filings) may be subject to a monetary fine for his or her Code of Ethics violations.

    [Bullet] The Initial Holdings Report must include the following information: (1) the title of the security; (2) the number of shares held; (3) the principal amount of the security; and (4) the name of the broker, dealer or bank where the security is held. The information disclosed in the report must be current as of a date no more than 30 days before the report is submitted.

    [Bullet] The Initial Holdings Report is attached as EXHIBIT 3 to this Code and can be found on the I drive at I:\register\inhold.doc.

3. QUARTERLY REPORT OF SECURITIES TRANSACTIONS [ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS]

    [Bullet] Access, Investment and Portfolio Persons, and Fund Officers, must submit quarterly transaction reports of the purchases and/or sales of securities in which such persons have a direct or indirect Beneficial Ownership interest (See EXHIBIT 4- Quarterly Transaction Report). The report will be provided to all of the above defined persons before the end of each quarter by the Compliance Department or the designated Compliance Officer and must be completed and returned NO LATER THAN 10 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due will be considered late and will be reported as violations of the Code of Ethics. Any person who repeatedly return the reports late (5 late filings) may be subject to a monetary fine for his or her Code of Ethics violations.

    [Bullet]  The following information must be provided on the report:

                 a. The date of the transaction, the description and number of shares, and the principal amount of each security involved;

                 b. Whether the transaction is a purchase, sale or other acquisition or disposition;

                 c.  The transaction price; and

                 d. The name of the broker, dealer or bank through whom the transaction was effected.

4. ANNUAL REPORT OF SECURITIES HOLDINGS [ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS]

    [Bullet] On an annual basis, Access, Investment and Portfolio Persons, and Fund Officers, must submit to the Compliance Department or the designated Compliance Officer an Annual Report of Securities Holdings that contains a list of all securities subject to this Code in which they have any direct or indirect Beneficial Ownership interest (See EXHIBIT 5 - ANNUAL SECURITIES HOLDINGS REPORT). The information disclosed in the report must be current as of a date no more than 30 DAYS before the report is submitted. The report will be provided to the above defined persons by the Compliance Department or designated Compliance Officer. The form may also be found on the I drive at I:\register\annualholdings.doc.

    [Bullet] Annual reports must be returned to the Compliance Department or the designated Compliance Officer within 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due WILL be considered late and will be reported as violations of the Code of Ethics. Any person who repeatedly returns the reports late (5 late filings) may be subject to a monetary fine for his or her Code of Ethics violations.

5.       ANNUAL CERTIFICATION OF COMPLIANCE [ALL EMPLOYEES]

    [Bullet]  All employees will be required to certify annually that they:

              -        have read the Code of Ethics;
              -        understand the Code of Ethics; and
              -        have complied with the provisions of the Code of Ethics.

    [Bullet] The Compliance Department or the designated Compliance Officer will send out annual forms (attached as EXHIBIT 6) to all employees that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year.

F.  DETECTION AND REPORTING OF CODE VIOLATIONS

The Compliance Department or the designated Compliance Officer will:

    [Bullet] review the personal securities transaction reports or duplicate statements filed by Employees and compare the reports or statements to the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the Compliance Department or designated Compliance Officer determines that a compliance violation may have occurred, the Compliance Department will give the person an opportunity to supply explanatory material.

    [Bullet] prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of the Investment Vehicles that, (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its access, investment and portfolio personnel from violating this Code; and

    [Bullet] prepare a written report to SEI management personnel outlining any violations of the Code together with recommendations for the appropriate penalties.

    [Bullet] prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

G.  VIOLATIONS OF THE CODE OF ETHICS

1.  PENALTIES:

    [Bullet] Employees who violate the Code of Ethics may be subject to serious penalties which may include:
              - written warning;
              - reversal of securities transaction;
              - restriction on trading privileges;
              - disgorgement of trading profits;
              - fine;
              - suspension or termination of employment; and/or
              - referral to regulatory or law enforcement agencies.

2.  PENALTY FACTORS:

    [Bullet] Factors which may be considered in determining an appropriate penalty include, but are not limited to:
              - the harm to clients;
              - the frequency of occurrence;
              - the degree of personal benefit to the employee;
              - the degree of conflict of interest;
              - the extent of unjust enrichment;
              - evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
              - the level of accurate, honest and timely cooperation from the employee.

H.  CONFIDENTIAL TREATMENT

    [Bullet] The Compliance Department or the designated Compliance Officer will use their best efforts to assure that all requests for pre-clearance, all personal securities transaction reports and all reports for securities holding are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside SEI as are necessary to evaluate compliance with or sanctions under this Code.

I.  DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

1. ACCOUNT - a securities trading account held by an Employee and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the Employee benefits directly or indirectly; any partnership (general, limited or otherwise) of which the Employee is a general partner or a principal of the general partner; and any other account over which the Employee exercises investment discretion.

2. BENEFICIAL OWNERSHIP - Security ownership in which a person has a direct or indirect financial interest. Generally, an employee will be regarded as a beneficial owner of Securities that are held in the name of:

             a.  a spouse or domestic partner;
             b.  a minor child;
             c.  a relative who resides in the employee's household; or
             d. any other person IF: (a) the employee obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the employee can obtain title to the securities now or in the future.

4.   CONTROL - means the same as it does under Section 2(a)(9) of the 1940 Act.
     Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

5. INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

5. PURCHASE OR SALE OF A SECURITY - includes the writing of an option to purchase or sell a security.

6. SECURITY - includes notes, bonds, stocks (including closed-end funds), convertibles, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. A "Security" DOES NOT INCLUDE direct obligations of the U.S. Government ; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and, shares issued by open-end mutual funds.

J.  RECORDKEEPING

SEI will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

1. A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

3. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

5. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval is granted.

III.  INSIDER TRADING POLICY

All Employees are required to refrain from investing in Securities based on material nonpublic inside information. This policy is based on the U.S. federal securities laws that prohibit any person from:

1.       trading on the basis of material, nonpublic information;
2.       tipping such information to others;
3. recommending the purchase or sale of securities on the basis of such information; 4. assisting someone who is engaged in any of the above activities; and 5. trading a security, which is the subject of an actual or impending tender offer when in possession of material nonpublic information relating to the offer.

This includes any confidential information that may be obtained by Access, Investment and Portfolio Persons, and Fund Officers, regarding the advisability of purchasing or selling specific securities for any Investment Vehicles or on behalf of clients. Additionally, this policy includes any confidential information that may be obtained about SEI Investments Company or any of its affiliated entities. This Section outlines basic definitions and provides guidance to Employees with respect to this Policy.

A.  WHAT IS "MATERIAL" INFORMATION?

INFORMATION IS MATERIAL WHEN THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value. There is no simple "bright line" test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, any question as to whether information is material should be directed to the Compliance Department.

B. WHAT IS "NONPUBLIC" INFORMATION?

INFORMATION ABOUT A PUBLICLY TRADED SECURITY OR ISSUER IS "PUBLIC" WHEN IT HAS BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKETPLACE. TANGIBLE EVIDENCE OF SUCH DISSEMINATION IS THE BEST INDICATION THAT THE INFORMATION IS PUBLIC. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this Policy, such private information may be considered "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, BUT MAY STILL BE CONSIDERED "NONPUBLIC" INFORMATION WITH RESPECT TO CREDITORS WHO WERE NOT ENTITLED TO RECEIVE THE MEMORANDUM. As another example, a controlling shareholder may have access to internal projections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

C. WHO IS AN INSIDER?

Unlawful insider trading occurs when a person, who is considered an insider, with a duty not to take advantage of material nonpublic information violates that duty. Whether a duty exists is a complex legal question. This portion of the Policy is intended to provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

Insiders of a company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special position of trust or has some other confidential relationship with a company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants AND ALL OF THEIR OFFICERS, DIRECTORS OR PARTNERS, AND EMPLOYEES are all likely to be temporary insiders of their clients.

Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.

D. WHAT IS MISAPPROPRIATION?

Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has material nonpublic information about Company A and must not trade in Company A's shares.

For another example, Employees who, because of their association with SEI, receive inside information as to the identity of the companies being considered for investment by SEI Investment Vehicles or by other clients, have a duty not to take advantage of that information and must refrain from trading in the securities of those companies.

E. WHAT IS TIPPING?

Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose. Both tippees and tippers are subject to liability for insider trading.

F. IDENTIFYING INSIDE INFORMATION

Before executing any securities transaction for your personal account or for others, you must consider and determine WHETHER YOU HAVE ACCESS TO MATERIAL, NONPUBLIC INFORMATION. If you THINK that you might have access to material, nonpublic information, you MUST take the following steps:

1. Report the information and proposed trade immediately to the Compliance Department or designated Compliance Officer;
2. Do not purchase or sell the securities on behalf of yourself or others; and
3. Do not communicate the information inside or outside SEI, other than to the Compliance Department or designated Compliance Officer.

These prohibitions remain in effect until the information becomes public.

Employees managing the work of consultants and temporary employees who have access to material nonpublic information are responsible for ensuring that consultants and temporary employees are aware of this Policy and the consequences of non-compliance.

G.  TRADING IN SEI INVESTMENTS COMPANY SECURITIES

This Policy applies to ALL EMPLOYEES with respect to trading in the securities of SEI Investments Company, including shares held directly or indirectly in the Company's 401(k) plan. Employees, particularly "officers" (as defined in Rule 16(a)-1(f) in the Securities

Exchange Act of 1934, as amended), of the company should be aware of their fiduciary duties to SEI and should be sensitive to the appearance of impropriety with respect to any of their personal transactions in SEI's publicly traded securities. Thus, the following restrictions apply to all transactions in SEI's publicly traded securities occurring in an employee's Account and in all other accounts in which the employee benefits directly or indirectly, or over which the employee exercises investment discretion.

[Bullet] BLACKOUT PERIOD - DIRECTORS AND OFFICERS are prohibited from buying or selling SEI's publicly traded securities during the blackout period. The blackout periods are as follows:
              [Bullet] for the first, second and third quarterly financial reports - begins at the close of the prior quarter and ends after SEI publicly announces the financial results for that quarter.
              [Bullet] for the annual and fourth quarter financial reports -
                       begins on the 6th business day of the first month following the end of the calendar year-end and ends after SEI publicly announces its financial results.

         All securities trading during this period may only be conducted with the approval of SEI's General Counsel or the Compliance Director. In no event may securities trading in SEI's stock be conducted while an Director or Officer of the company is in possession of material nonpublic information regarding SEI.

[Bullet] MAJOR EVENTS - Employees who have knowledge of any SEI events or developments that may have a "material" impact on SEI's stock that have not been publicly announced are prohibited from buying or selling SEI's publicly traded securities before such announcements. (SEE definition of "material information" contained in III. A. above.)

[Bullet] SHORT SELLING AND DERIVATIVES TRADING PROHIBITION - All employees are prohibited from engaging in short sales and options trading of SEI's common stock.

Section 16(a) directors and officers are subject to the following additional trading restriction.

[Bullet] SHORT SWING PROFITS - Directors and Officers may not profit from the purchase and sale or sale and purchase of SEI's securities within 6 MONTHS of acquiring or disposing of Beneficial Ownership of that Security.

H.  VIOLATIONS OF THE INSIDER TRADING POLICY

Unlawful trading of securities while in possession of material nonpublic information, or improperly communicating that information to others, is a violation of the federal securities laws and may expose violators to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall or loss avoided, and an order permanently enjoining violators from such activities. Violators may be sued by investors seeking to recover damages for insider trading violations. In addition, violations by an employee of SEI may expose SEI to liability. SEI views seriously any violation of this Policy, even if the conduct does not, by itself, constitute a violation of the federal securities laws. Violations of this Policy constitute grounds for disciplinary sanctions, including dismissal.

                             SEI INVESTMENTS COMPANY
                    CODE OF ETHICS AND INSIDER TRADING POLICY

                                    EXHIBITS

         EXHIBIT 1      PRE-CLEARANCE REQUEST FORM

         EXHIBIT 2      ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

         EXHIBIT 3      INITIAL HOLDINGS REPORT

         EXHIBIT 4      QUARTERLY TRANSACTION REPORT

         EXHIBIT 5      ANNUAL SECURITIES HOLDINGS REPORT

         EXHIBIT 6      ANNUAL COMPLIANCE CERTIFICATION

                                    EXHIBIT 1

--------------------------------------------------------------------------------
                            PRECLEARANCE REQUEST FORM
--------------------------------------------------------------------------------
Name:                      Date:

Ext #:                              Title/Position:

--------------------------------------------------------------------------------
TRANSACTION DETAIL: I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE FOLLOWING
TRADE:
--------------------------------------------------------------------------------

Buy:[] Sell:[]        Security Name:    Security type:

No. of  Shares:       Price:            If sale, date acquired:

Held in an SEI Portfolio: Yes[] No[] If yes, provide: (a) the Portfolio's name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:               Private Placement:
[]Yes   []No                           []Yes  []No
--------------------------------------------------------------------------------
DISCLOSURE STATEMENTS
--------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which SEI acts as an investment adviser, distributor, administrator, or for which SEI oversees the performance of one or more it sub-advisers; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and
(3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene SEI Investments Company's Code of Ethics and Insider Trading Policy ("the Policy"), the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three
(3)business days.
--------------------------------------------------------------------------------
Signature:                 Date:

--------------------------------------------------------------------------------
COMPLIANCE OFFICER'S USE ONLY
--------------------------------------------------------------------------------
Approved:[]              Disapproved:[]       Date:

By:                        Comments:

Transaction Report Received:  Yes[]  No[]
--------------------------------------------------------------------------------
NOTE: This preclearance will lapse at the end of the day on    , 20    . If you
decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.

                                    EXHIBIT 2

Date:

Your Broker
street address
city, state   zip code

Re:      Your Name
         your S.S.  number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution, Co., a registered broker/dealer an/or SEI Investments Management Corporation, a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:

                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,

Your name

Date:

[Address]

         Re: Employee Name
             Account #
             SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Distribution, Co., a registered broker/dealer and/or SEI Investments Management Corporation, a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:

                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,


Cynthia M. Parrish
Compliance Director

                                    EXHIBIT 3

                             SEI INVESTMENTS COMPANY
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:_________________________________________________
Date Person Became Subject to the Code's Reporting Requirements:__________ Information in Report Dated as of: _______________________________________
Date Report Due: _________________________________________________________
Date Report Submitted: ___________________________________________________


SECURITIES HOLDINGS
--------------------------------------------------------------------------------------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here.[]

SECURITIES ACCOUNTS
--------------------------------------------------------------------------------------------------------------------
            Name of Broker, Dealer or Bank                            Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here.[]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

Signature: ____________________       Date: ________

Received by: __________________

                                    EXHIBIT 4

                             SEI INVESTMENTS COMPANY
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________

NAME:________________________________________

SUBMISSION DATE:_____________________________

SECURITIES TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Date of Transaction   Name of Issuer and   No. of Shares (if    Principal Amount,    Type of Transaction    Price    Name of Broker,
                      Title of Security    applicable)          Maturity Date and                                    Dealer or Bank
                                                                Interest Rate (if                                    Effecting
                                                                applicable)                                          Transaction
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here.[]

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------------------------
   Name of Broker, Dealer or Bank         Date Account was Established          Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here.[]

This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Investments Company Code of Ethics and Insider Trading Policy. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________

                                    EXHIBIT 5

                             SEI INVESTMENTS COMPANY
                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____

NAME OF REPORTING PERSON: __________________

SECURITIES HOLDINGS
------------------------------------------------------------------------------------------------------------------------------------
Name of Issuer and Title of Security              No. of Shares (if applicable)                 Principal Amount, Maturity Date and
                                                                                                Interest Rate (if applicable)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

If you had no securities holding to report this year, please check here.[]

SECURITIES ACCOUNTS
------------------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Date Account was Established                  Name(s) on and Type of Account
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report this year, please check here.

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

------------------------                          -------------------------
Signature                                                  Received by

---------
Date


Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.

                                    EXHIBIT 6

                             SEI INVESTMENTS COMPANY
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION

TO:               COMPLIANCE DEPARTMENT

FROM (PLEASE PRINT):

DATE:

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject thereto.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.

Signature: __________________

Date:_________

Received by: ________________